                                                                    EXHIBIT 23.2

                      [KEMPER CPA GROUP L.L.C. LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Sunstone Hotel Investors, Inc., on form S-3 being filed under the Securities Act of 1933, as amended, of our report dated January 26, 1996, on our audit of the financial statements of Tucson Desert Assets, Inc., of our report dated February 2, 1996, on our audit of the financial statements of Mesa Holiday Inn, a division of Flagstaff Hotel Assets, Inc. and of our report dated January 26, 1996, on our audit of the financial statements of Flagstaff Holiday Inn, a division of Flagstaff Hotel Assets, Inc., appearing in the Current Report on Form 8-K/A of Sunstone Hotel Investors, Inc. (the Company), which amends the Company's Current Report on Form 8-K dated October 29, 1996, filed on November 12, 1996. We also consent to the reference to our firm under the caption "Experts."



/s/ KEMPER CPA GROUP L.L.C.
----------------------------
Kemper CPA Group, L.L.C.
Lawrenceville, Illinois
January 2, 1997